                         FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 30, 2002

                                    BETWEEN

                                 SEMPRA ENERGY,

                                   AS ISSUER

                                      AND

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.  Definition Of Terms..........................................   1

                                   ARTICLE II
                   GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.  Designation and Principal Amount.............................   5
Section 2.02.  Maturity.....................................................   6
Section 2.03.  Form, Payment and Appointment................................   6
Section 2.04.  Global Notes.................................................   6
Section 2.05.  Interest.....................................................   7

                                  ARTICLE III
                            REDEMPTION OF THE NOTES

Section 3.01.  Tax Event Redemption.........................................   8
Section 3.02.  Redemption Procedures For Notes..............................   8
Section 3.03.  No Sinking Fund..............................................   8

                                   ARTICLE IV
                                  FORM OF NOTE

Section 4.01.  Form Of Note.................................................   8

                                   ARTICLE V
                            ORIGINAL ISSUE OF NOTES

Section 5.01.  Original Issue Of Notes......................................   9

                                   ARTICLE VI
                            ORIGINAL ISSUE DISCOUNT

Section 6.01.  Original Issue Discount......................................   9

                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.01.  Ratification Of Indenture....................................   9
Section 7.02.  Trustee Not Responsible For Recitals.........................   9
Section 7.03.  New York Law To Govern.......................................   9
Section 7.04.  Separability.................................................  10

Section 7.05.  Counterparts.................................................  10

                                  ARTICLE VIII
                                  REMARKETING

Section 8.01.  Initial Remarketing Procedures...............................  10
Section 8.02.  Secondary Remarketing Procedures.............................  12
Section 8.02.  Final Remarketing Procedures.................................  14

                                   ARTICLE IX
                               EXECUTION OF NOTES

Section 9.01.  Execution Of Notes...........................................  17

     FIRST SUPPLEMENTAL INDENTURE, dated as of April 30, 2002 (the "FIRST SUPPLEMENTAL INDENTURE"), between Sempra Energy, a corporation duly organized and existing under the laws of the State of California (the "CORPORATION"), and U.S. Bank Trust National Association, as trustee (the "TRUSTEE").

     WHEREAS, the Corporation executed and delivered the Indenture dated as of February 23, 2000 (the "BASE INDENTURE") to the Trustee to provide for the issuance from time to time of the Corporation's senior, unsecured debentures, notes, or other evidences of indebtedness (the "SECURITIES"), to be issued in one or more series as might be determined by the Corporation under the Base Indenture; and

     WHEREAS, pursuant to the terms of the Base Indenture, the Corporation desires to provide for the establishment of a new series of its Securities to be known as its 5.60% Senior Notes due 2007 (the "NOTES"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "INDENTURE"); and

     WHEREAS, the Corporation has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Corporation, the valid, binding and enforceable obligations of the Corporation, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Corporation covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01. Definition Of Terms. Unless the context otherwise requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

          (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Applicable Principal Amount; (ii) Cash Settlement; (iii) Depositary (as used in Article 9); (iv) Depositary Participant;

     (v) Final Remarketing; (vi) Final Remarketing Date; (vii) Growth Equity Units; (viii) Income Equity Units; (ix) Initial Remarketing; (x) Initial Remarketing Date; (xi) Purchase Agreement; (xii) Purchase Contract Agent;
     (xiii) Quotation Agent; (xiv) Remarketing Agent; (xv) Remarketing Agreement; (xvi) Reset Agent; (xvii) Secondary Remarketing; (xviii) Secondary Remarketing Date; (xix) Tax Event; (xx) Treasury Portfolio; and
     (xxi) Treasury Portfolio Purchase Price; and

          (f)  the following terms have the meanings given to them in this
     Section 1.01(f):

          "COUPON RATE" shall have the meaning set forth in Section 2.05.

          "CUSTODIAL RATE" shall have the meaning set forth in Section 2.05.

          "CUSTODIAL AGENT" shall have the meaning set forth in the Pledge Agreement.

          "FAILED FINAL REMARKETING" shall have the meaning set forth in Section 8.03(h).

          "FAILED INITIAL REMARKETING" shall have the meaning set forth in
     Section 8.01(g).

          "FAILED SECONDARY REMARKETING" shall have the meaning set forth in
     Section 8.02(g).

          "GLOBAL NOTES" shall have the meaning set forth in Section 2.04.

          "MATURITY DATE" shall have the meaning specified in Section 2.02.

          "NOTES" shall have the meaning specified in Section 2.01.

          "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of April 30, 2002, among the Corporation, U.S. Bank Trust National Association, as collateral agent (the "COLLATERAL AGENT"), custodial agent and securities intermediary (the "SECURITIES INTERMEDIARY") and U.S. Bank Trust National Association, as purchase contract agent and attorney-in-fact.

          "PURCHASE CONTRACT" shall have the meaning set forth in the Purchase Contract Agreement.

          "PURCHASE CONTRACT AGREEMENT" means the Purchase Contract Agreement, dated as of April 30, 2002, between the Corporation and U.S. Bank Trust National Association, as purchase contract agent.

          "PURCHASE CONTRACT SETTLEMENT DATE" means May 17, 2005.

          "REDEMPTION AMOUNT" shall mean, for each Note, the product of the principal amount of such Note and a fraction, the numerator of which shall be the Treasury Portfolio Purchase Price and the denominator of which shall be the principal amount of such Note.

          "REDEMPTION PRICE" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

          "REGULAR RECORD DATE" means, with respect to any Interest Payment Date for the Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

          "RESET ANNOUNCEMENT DATE" means, in the case of the Reset Rate to be determined on the Initial Remarketing Date, the seventh Business Day immediately preceding February 17, 2005, in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the seventh Business Day immediately preceding April 17, 2005 and, in the case of the Reset Rate to be determined on the Final Remarketing Date, the seventh Business Day immediately preceding the Purchase Contract Settlement Date.

          "RESET EFFECTIVE DATE" means (i) February 17, 2005, in case the interest rate is reset on the Initial Remarketing Date, (ii) April 17, 2005, in case the interest rate is reset on the Secondary Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Final Remarketing Date.

          "RESET RATE" means the interest rate per year (to be determined by the Reset Agent), equal to the sum of (x) the Reset Spread and (y) the rate of interest on (1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, the Two and One-Quarter Year Benchmark Treasury in effect on the Initial Remarketing Date, (2) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the Two-Year and One-Month Benchmark Treasury in effect on the Secondary Remarketing Date, or (3) in the case of the Reset Rate to be determined on the Final Remarketing Date, the Two-Year Benchmark Treasury in effect on the Final Remarketing Date.

          "RESET SPREAD" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date or the Secondary Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date or the Secondary Remarketing Date, as the case may be, and (b) in the case of the Reset

     Rate to be determined on the Final Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Applicable Principal Amount of Notes on the Final Remarketing Date.

          "SECURITY REGISTER" means the Register in which the Corporation provides for the registration of the Registered Securities of the series of Notes issued pursuant to this First Supplemental Indenture and the registration of transfer of such series pursuant to Section 2.8 of the Base Indenture.

          "TAX EVENT REDEMPTION DATE" shall have the meaning set forth in
     Section 3.01.

          "TWO-YEAR BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Corporation and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Final Remarketing Date or
     (b) in the opinion of the Reset Agent (after consultation with the Corporation) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Corporation), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Final Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Corporation) (which may include the Reset Agent or an Affiliate thereof).

          "TWO AND ONE-QUARTER YEAR BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Corporation and the Reset Agent. The rate for the Two and One-Quarter Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Initial Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Initial Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Corporation) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with a the Corporation) is appropriate). If such rate is not so displayed, the rate for the Two and One-Quarter Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two and One-Quarter Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Initial Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Corporation) (which may include the Reset Agent or an Affiliate thereof).

          "TWO-YEAR AND ONE-MONTH BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Corporation and the Reset Agent. The rate for the Two-Year and One-Month Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Secondary Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Secondary Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Corporation) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with a the Corporation) is appropriate). If such rate is not so displayed, the rate for the Two-Year and One-Month Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year and One-Month Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Secondary Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Corporation) (which may include the Reset Agent or an Affiliate thereof).

     The terms "INDENTURE," "BASE INDENTURE," and "NOTES" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

                                  ARTICLE II
                   GENERAL TERMS AND CONDITIONS OF THE NOTES

     Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as the 5.60% Senior Notes due 2007 (the "NOTES") limited (except as otherwise provided in Article II of the Indenture) in aggregate principal amount to $550,000,000 (or, $600,000,000, if the underwriters' over-allotment option pursuant to the Purchase Agreement is exercised in full) . The Notes may be issued from time to time upon written order of the Corporation for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

     Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 17, 2007 (the "MATURITY DATE").

     Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Corporation maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

     The registrar for the Notes, transfer agent and Paying Agent for the Notes shall be the Trustee.

     The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

     The Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Corporation may from time to time designate.

     Section 2.04. Global Notes.

     (a) Unless and until it is exchanged for the Notes in registered form, one or more global Notes in principal amount equal to the aggregate principal amount of all outstanding Notes ("GLOBAL NOTES") may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

     (b) If at any time (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for the Global Notes and no successor Depositary shall have been appointed within 90 days after such notification, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed within 90 days after the Corporation's becoming aware of the Depositary's ceasing to be so registered, (iii) the Corporation, in its sole discretion, determines that the Global Notes shall be exchangeable for Notes in definitive registered form or (iv) there shall have occurred and be continuing an Event of Default, the Corporation will execute, and subject to Article Five of the Base Indenture, the Trustee, upon written notice from the Corporation, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

     Upon exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such

Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

     Section 2.05. Interest.

     (a) The Note will bear interest initially at the rate of 5.60% per year (the "COUPON RATE") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "INTEREST PAYMENT DATE") commencing on August 17, 2002, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

     (b) The interest rate on the Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after February 17, 2005), except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Notes will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after April 17, 2005), except in the event of a Failed Secondary Remarketing. In the event of a Failed Secondary Remarketing, the interest rate on the Notes will be reset on the Final Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date), except that in the event of a Failed Final Remarketing, the interest rate on the Notes will not be reset. On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury, Two and One-Quarter Year Benchmark Treasury or Two-Year and One-Month Benchmark Treasury, as applicable, will be announced by the Corporation. On the Business Day immediately following such Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury, Two and One-Quarter Year Benchmark Treasury or Two-Year and One-Month Benchmark Treasury, as applicable, by the Corporation. Such notice shall be sufficiently given to such Holders of Notes if published in a daily newspaper in the English Language of general circulation in New York City.

     (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Corporation will request that the Depositary or its nominee (or any successor Depositary or its nominee) notify the Holders of Notes of such Reset Announcement Date and, in the case of a Final Remarketing, the procedures to be followed by such holders of Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

     (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

                                  ARTICLE III
                            REDEMPTION OF THE NOTES

     Section 3.01. Tax Event Redemption. If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the date of redemption (the "TAX EVENT REDEMPTION DATE") will be payable to the Holders of the Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to (1) February 17, 2005, (2) in the case of a Failed Initial Remarketing, April 17, 2005, or
(3) in the case of a failed Secondary Remarketing, the Purchase Contract Settlement Date, the Corporation exercises its option to redeem the Notes, the Corporation shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Corporation. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes at its registered address. Unless the Corporation defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes.

     Section 3.02. Redemption Procedures For Notes. Payment of the Redemption Price to each Holder of Notes shall be made by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Corporation, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

     Section 3.03. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV
                                 FORM OF NOTE

     Section 4.01. Form Of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Corporation executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                   ARTICLE V
                            ORIGINAL ISSUE OF NOTES

     Section 5.01. Original Issue Of Notes. Notes in the aggregate principal amount of $550,000,000 (or, $600,000,000, if the underwriters' over-allotment option pursuant to the Purchase Agreement is exercised in full) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Corporation pursuant to Section 303 of the Base Indenture without any further action by the Corporation.

                                  ARTICLE VI
                            ORIGINAL ISSUE DISCOUNT

     Section 6.01. Original Issue Discount. The Corporation shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     Section 7.03. New York Law To Govern. THIS FIRST SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     Section 7.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 7.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                 ARTICLE VIII
                                  REMARKETING

     Section 8.01. Initial Remarketing Procedures.

     (a) The Corporation will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Depositary notify the Holders of the Notes and the Holders of Income Equity Units and Growth Equity Units of the Initial Remarketing.

     (b) Not later than the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Notes not constituting components of Income Equity Units may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Income Equity Units shall give notice of their election to have such Notes remarketed to the Custodial Agent and deliver such Notes to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 11:30 A.M., New York City time, on the Business Day immediately preceding the initial Remarketing Date, the Trustee, based on the notices received by it prior to such time, shall notify the Corporation and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing. Under Section 5.02 of the Purchase Contract Agreement, Notes that constitute components of Income Equity Units will be remarketed as provided therein and in this Section 8.01. The Notes constituting components of Income Equity Units shall be deemed tendered, notwithstanding any failure by the Holder of such Income Equity Units to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

     (c) The right of each Holder to have Notes (including any Notes that constitute components of Income Equity Units) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is not less than 100% of the Treasury Portfolio Purchase Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

     (e) If there are no Income Equity Units outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

     (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

     (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("FAILED INITIAL REMARKETING") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Corporation, Trustee, and Depositary.

     (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Corporation, Trustee, and Depositary of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on February 17, 2005 in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

     (i) In accordance with the Depositary's normal procedures, on February 17, 2005, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

     (j) If any Holder selling Notes in the Initial Remarketing fails to deliver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

     (k) The Remarketing Agent is not obligated to purchase any Notes in the Initial Remarketing or otherwise. Neither the Trustee, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     (l) The tender and settlement procedures set forth in this Section 8.01, including provisions for payment by purchasers of Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

     (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before February 17, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

     Section 8.02. Secondary Remarketing Procedures.

     (a) If a Failed Initial Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Depositary notify the Holders of the Notes and the Holders of Income Equity Units and Growth Equity Units of the Secondary Remarketing.

     (b) Not later than the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Notes not constituting components of Income Equity Units may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Income Equity Units shall give notice of their election to have such Notes remarketed to the Custodial Agent and deliver such Notes to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 11:30 A.M., New York City time, on the Business Day immediately preceding the Secondary Remarketing Date, the Trustee, based on the notices received by it prior to such time, shall notify the Corporation and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing. Under Section 5.02 of the Purchase Contract Agreement, Notes that constitute components of Income Equity Units will be remarketed as provided therein and in this Section 8.02. The Notes constituting components of Income Equity Units shall be deemed tendered, notwithstanding any failure by the Holder of such Income Equity Units to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

     (c) The right of each Holder to have Notes (including any Notes that constitute components of Income Equity Units) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is not less than 100% of the Treasury Portfolio Purchase Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (d) On the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

     (e) If there are no Income Equity Units outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

     (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

     (g) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("FAILED SECONDARY REMARKETING") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Corporation, Trustee, and Depositary.

     (h) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Corporation, Trustee, and Depositary of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on April 17, 2005 in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

     (i) In accordance with the Depositary's normal procedures, on April 17, 2005, the transactions described above with respect to each Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

     (j) If any Holder selling Notes in the Secondary Remarketing fails to deliver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

     (k) The Remarketing Agent is not obligated to purchase any Notes in the Secondary Remarketing or otherwise. Neither the Trust, any Trustee, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     (l) The tender and settlement procedures set forth in this Section 8.02, including provisions for payment by purchasers of Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

     Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before April 17, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

     Section 8.03. Final Remarketing Procedures.

     (a) If a Failed Secondary Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Final Remarketing Date that the Depositary notify the Holders of the Notes and the Holders of Income Equity Units and Growth Equity Units of the Final Remarketing.

     (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Final Remarketing Date, each Holder of the Notes may elect to have Notes held by such Holder remarketed. Under Section 5.02 of the Purchase Contract Agreement, (i) Holders of Income Equity Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Income Equity Units in accordance with Section 5.02(b)(iii) of the Purchase Contract Agreement, and (ii) Holders of Income Equity Units who give such notice but fail to pay the Purchase Price in cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement shall be deemed to have consented to the disposition of the Notes constituting a component of such Income Equity Units in accordance with Section 5.02(d) of the Purchase Contract Agreement. Holders of Notes that are not a component of Income Equity Units shall give notice of their election to have such Notes remarketed to the Custodial Agent and deliver such Notes to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Final Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Corporation and the Remarketing Agent of the principal amount of Notes to be tendered for remarketing.

     (c) If any Holder of Income Equity Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in Section 8.03(b), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

     (d) The right of each Holder to have Notes (including any Notes that constitute components of Income Equity Units) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (e) If a Failed Secondary Remarketing has occurred, on the Final Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

     (f) If none of the Holders elect or are deemed to have elected to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Final Remarketing Date.

     (g) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Final Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

     (h) If, by 4:00 P.M., New York City time, on the Final Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Final Remarketing shall not have occurred because a condition precedent to the Final Remarketing shall not have been fulfilled, a failed remarketing ("FAILED FINAL REMARKETING") shall be deemed to have occurred, the interest rate on the Notes shall not be reset and the Remarketing Agent shall so advise by telephone the Collateral Agent, Corporation, Trustee, and Depositary.

     (i) By approximately 4:30 P.M., New York City time, on the Final Remarketing Date, provided that there has not been a Failed Final Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Corporation, Trustee, and Depositary of the Reset Rate determined in the Final Remarketing and the aggregate principal amount of Notes sold in the Final Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

     (j) In accordance with the Depositary's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Note tendered for purchase and sold in the Final Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

     (k) If any Holder selling Notes in the Final Remarketing fails to de1iver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Final Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

     (l) The Remarketing Agent is not obligated to purchase any Notes in the Final Remarketing or otherwise. Neither the Trust, any Trustee, the Corporation nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     (m) The tender and settlement procedures set forth in this Section 8.03, including provisions for payment by purchasers of Notes in the Final Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Final Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

     (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                                  ARTICLE IX
                              EXECUTION OF NOTES

     Section 9.01. Execution Of Notes. The Notes shall be executed as follows:

     The Notes shall be signed on behalf of the Corporation by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents and attested by its Secretary or any of its Assistant Secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

     In case any officer of the Corporation who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Corporation, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Corporation; and any Note may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Corporation, although at the date of the execution and delivery of this First Supplemental Indenture any such person was not such an officer.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       SEMPRA ENERGY,
                                          as Issuer

                                       By: /s/ Charles A. McMonagle
                                          -----------------------------
                                          Name: Charles A. McMonagle
                                          Title: Vice President and Treasurer

Attest:

By: [ILLEGIBLE]
   -------------------------
    Name:
    Title:

                                             U.S. BANK TRUST NATIONAL
                                                ASSOCIATION,
                                                as Trustee

                                             By: /s/ Marlene J. Fahey
                                                --------------------------
                                                Name: Marlene J. Fahey
                                                Title: Vice President

                                                                       EXHIBIT A

[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


                                 SEMPRA ENERGY

                          5.60% SENIOR NOTE DUE 2007

                                                                           $

No. ____                                                 CUSIP No. _________

     Sempra Energy, a corporation duly organized and existing under the laws of the State of California (herein called the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of _________________ ($__________) or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto, on May 17, 2007, and to pay interest thereon from April 30, 2002 or from the most recent date to which interest has been paid or duly provided for, quarterly, in arrears, on February 17, May 17, August 17 and November 17 in each year (each, an "Interest Payment Date"), commencing August 17, 2002 initially at the rate of 5.60% per annum through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 5.60% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the first day of the month in which such Interest Payment Date falls (whether or not a Business Day). Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Corporation maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen
(15) days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Note is the Depositary or its nominee, payment of the principal of (and premium, if any) and interest on this Note will be made by wire transfer of immediately available funds.

     This Note and all the obligations of the Corporation hereunder are direct, unsecured obligations of the Corporation, and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Corporation.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated as of Date of Authentication:          SEMPRA ENERGY

                                             By ________________________________
                                                Name:
                                                Title:

Attest:

________________________________
Name:
Title:

                           (FORM OF REVERSE OF NOTE)

     This Note is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 23, 2000 (the "Base Indenture") between the Corporation and U.S. Bank Trust National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of April 30, 2002 (the "First Supplemental Indenture") between the Corporation and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of this Note. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Notes by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

     The Notes are not entitled to the benefit of any sinking fund.

     The Notes are subject to the provisions relating to remarketing set forth in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Note of each series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all

Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders shall have offered the Trustee reasonable indemnity, and the Trustee, for 60 days after its receipt of such notice, shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           U.S. Bank Trust National Association,

                                           As Trustee

                                           By:________________________________
                                                    Authorized Signatory

Dated: April 30, 2002